Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.

Contact
Dorothy B. Wright
Senior Vice President
Investor Relations and Corporate Secretary
(843) 529-5931 or (843) 729-7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. CEO and CFO TO PRESENT AT
THE STERNE AGEE FINANCIAL INSTITUTIONS INVESTOR CONFERENCE

CHARLESTON, SOUTH CAROLINA, February 11, 2011 –    First Financial Holdings, Inc. (“Company”) (NASDAQ: FFCH) CEO R. Wayne Hall and CFO Blaise Bettendorf will present at the Sterne Agee Financial Institutions Investor Conference on Friday, February 18, 2011 at 10:15 a.m. E.S.T.  The presentation will be broadcast on the Company’s website at www.firstfinancialholdings.com.  Additionally, on February 17, 2011, First Financial’s quarterly investor presentation will be available on our website.

About First Financial

First Financial Holdings, Inc. (“First Financial”, NASDAQ: FFCH) is a premier financial services provider offering integrated financial solutions, including personal, business, wealth management, and insurance.  First Financial serves individuals and businesses throughout coastal South Carolina, as well as the Florence, Columbia, and upstate regions of South Carolina and Burlington, and Wilmington, North Carolina.  First Financial subsidiaries include: First Federal Savings and Loan Association of Charleston (“First Federal”); First Southeast Insurance Services, Inc., an insurance agency; Kimbrell Insurance Group, Inc., a managing general insurance agency; First Southeast 401(k) Fiduciaries, Inc., a registered investment advisor; and First Southeast Investor Services, Inc., a registered broker-dealer.  First Federal is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina, based on asset size.  Additional information about First Financial is available at www.firstfinancialholdings.com.